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                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 20-F) of Micro Focus Group Plc of our reports dated March 6, 1997 with respect to the consolidated financial statements of Micro Focus Group Public Company for the year ended January 31, 1997 in US format included in its 1996 Annual Report to Shareholders and furnished to the Securities and Exchange Commission pursuant to a Report of Foreign Issuer (Form 6-K) on March 28, 1997.


/s/  Ernst & Young
                                                                   ERNST & YOUNG
                                                           Chartered Accountants
Reading England
March 6, 1997